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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-A

                      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                ASK JEEVES, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                  Delaware                                         94-3256053
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(State of Incorporation or Organization)              (I.R.S. Employer Identification no.)

   918 Parker Street, Berkeley, California                            94710
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(Address of principal executive offices)                           (Zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. [X]

Securities Act registration statement number to which this
form relates:        333-77539
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                  (if applicable)


                                       1.


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing on page 66 of the Prospectus included in the Registrant's Amendment No. 3 to Form S-1 Registration Statement, No 333-77539 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on June 17, 1999 and is incorporated herein by reference.

ITEM 2. EXHIBITS.

      EXHIBIT
      NUMBER(1)       DESCRIPTION

        3.3           Form of  Certificate of  Incorporation  of the Registrant to be filed on the closing of the offering made by the Registration Statement. (2)

        3.4           Bylaws of the Registrant. (2)

        4.2           Specimen Certificate for Registrant's Common Stock. (2)

        4.3           Warrant  to  Purchase  15,000  shares of  Common  Stock  granted  by the
                      Registrant to Antenna Group dated as of June 30, 1998. (2)

        4.4           Warrant  to  Purchase  20,000  shares of  Common  Stock  granted  by the
                      Registrant to Antenna Group dated as of July 31, 1998. (2)

        4.5           Warrant  to  Purchase  8,000  shares  of  Common  Stock  granted  by the
                      Registrant to Antenna Group dated as of May 31, 1998. (2)

        4.6           Warrant  to  Purchase  5,000  shares  of  Common  Stock  granted  by the
                      Registrant to Soren Jacobsen dated as of May 10, 1999. (2)

        4.7           Amended and Restated Investor Rights Agreement in and between the Registrant and certain investors of the Registrant dated as of February 24, 1999. (3)


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(1)      Exhibit numbers correspond to exhibits filed with the Registration
         Statement.

(2) Filed as an exhibit to the Registrant's Amendment No. 2 to form S-1 Registration Statement filed with the Commission on June 7, 1999 and incorporated herein by reference.

(3) Filed as an exhibit to the Registration Statement and incorporated herin by reference.


                                       2.

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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       ASK JEEVES, INC.


Date:  June 28, 1999                    By:  /s/ Amy Slater
                                            --------------------------------
                                                Amy Slater, Secretary


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